Exhibit 99.1

The Digital Engagement Company

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for Third Quarter and First Nine Months of Fiscal 2014

Subscription and Perpetual License Revenue Increased 64%

Recurring Revenue Increased 50%

Burlington, Mass., August 14, 2014 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its third quarter ended June 30, 2014.

“We are very pleased to see the significant growth in our year-over-year subscription revenue, and perpetual license revenue”, said Thomas Massie, Bridgeline Digital's President and Chief Executive Officer. “In addition, we are excited to report record new bookings of $28 million for the first nine months of 2014 and a record backlog approaching $26 million. As we deploy over 5,000 new iAPPSds licenses in Fiscal 2015, Bridgeline will considerably increase its recurring SaaS revenues, providing significant improvements to margins while driving positive EBITDA.”

Third Quarter Highlights:

●	Total revenues increased 11% to $6.2 million in the third quarter of 2014, compared to $5.6 million in the third quarter of fiscal 2013.

●	Total iAPPS revenues increased 20% to $5.3 million in the third quarter of 2014, compared to $4.4 million in the third quarter of fiscal 2013.

●	Subscription and perpetual license revenue increased 64% to $1.5 million in the third quarter of 2014, compared to $915 thousand in the third quarter of fiscal 2013.

●	Recurring revenue increased 50% to $1.8 million in the third quarter of 2014, compared to $1.2 million in the third quarter of fiscal 2013.

●	Achieved new bookings of $9.3 million in the third quarter of 2014, compared to $4.5 million in the third quarter of fiscal 2013.

First Nine Months Highlights:

●	Subscription and perpetual license revenue increased 63% to $4.4 million for the first nine months of 2014, compared to $2.7 million for the comparable period of fiscal 2013.

●	Recurring revenue increased 42% to $5.1 million in the first nine months of 2014, compared to $3.6 million in the first nine months of fiscal 2013.

●	Total iAPPS revenues increased 14% to $15.2 million in the third quarter of 2014, compared to $13.3 million in the third quarter of fiscal 2013.

●	Achieved new bookings of $27.7 million in the first nine months of 2014, compared to $19.8 million in the first nine months of 2013.

●	Consistent with our long term strategy, revenue from our legacy business decreased 20% in the first nine months of fiscal 2014, compared to the first nine months of fiscal 2013.

Fiscal 2014 Outlook

For fiscal 2014, revenue is expected to be approximately $24 million and our iAPPS related revenue is expected to be approximately $20 million, an increase from $18.7 million in fiscal 2013.

Conference Call Information

Bridgeline Digital will host a conference call to discuss third quarter and fiscal 2014 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Digital engagement services	$4,233	$4,276	$12,392	$13,614
Subscription and perpetual licenses	1,510	915	4,394	2,726
Managed service hosting	409	409	1,181	1,456
Total revenue	6,152	5,600	17,967	17,796

Cost of revenue:
Digital engagement services	2,531	2,341	7,703	7,566
Subscription and perpetual licenses	422	330	1,271	770
Managed service hosting	66	76	218	224
Total cost of revenue	3,019	2,747	9,192	8,560
Gross profit	3,133	2,853	8,775	9,236

Operating expenses:
Sales and marketing	1,992	2,275	6,030	6,266
General and administrative	1,110	1,140	3,308	3,440
Research and development	613	515	1,715	893
Depreciation and amortization	510	412	1,515	1,226
Total operating expenses	4,225	4,342	12,568	11,825
Loss from operations	(1,092)	(1,489)	(3,793)	(2,589)
Interest expense, net	(190)	(59)	(524)	(194)
Loss before income taxes	(1,282)	(1,548)	(4,317)	(2,783)
Provision for income taxes	24	21	80	110
Net loss	$(1,306)	$(1,569)	$(4,397)	$(2,893)

Net loss per share:
Basic and diluted	$(0.06)	$(0.10)	$(0.23)	$(0.19)
Number of weighted average shares outstanding:
Basic and diluted	21,296,484	15,037,767	19,028,445	14,902,419

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	June 30,	September 30,
	2014	2013
ASSETS

Current Assets:
Cash and cash equivalents	$1,547	$2,830
Accounts receivable and unbilled revenues, net	3,827	3,194
Prepaid expenses and other current assets	844	963
Total current assets	6,218	6,987
Equipment and improvements, net	2,436	3,065
Intangible assets, net	1,729	1,517
Goodwill	23,151	23,777
Other assets	1,427	1,631
Total assets	$34,961	$36,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,192	$1,746
Accrued liabilities	1,022	1,093
Accrued earnouts, current	591	561
Debt, current	-	1,165
Capital lease obligations, current	369	397
Deferred revenue	2,506	1,960
Total current liabilities	5,680	6,922
Accrued earnouts, net of current portion	456	950
Debt, net of current portion	5,901	4,725
Capital lease obligations, net of current portion	340	544
Other long term liabilities	1,010	1,088
Total liabilities	13,387	14,229

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 30,000,000 shares authorized;
21,869,699 and 18,313,765 shares issued and outstanding, respectively	22	18
Additional paid-in-capital	47,568	44,206
Accumulated deficit	(25,711)	(21,314)
Accumulated other comprehensive loss	(305)	(162)
Total stockholders' equity	21,574	22,748
Total liabilities and stockholders' equity	$34,961	$36,977

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)
Unaudited

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(1,306)	$(1,569)	$(4,397)	$(2,893)
Amortization of intangible assets	157	118	498	390
Stock-based compensation	134	55	301	334
Non-GAAP adjusted net loss	$(1,015)	$(1,396)	$(3,598)	$(2,169)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.06)	$(0.10)	$(0.23)	$(0.19)
Amortization of intangible assets	0.01	0.01	0.02	0.02
Stock-based compensation	0.01	-	0.01	0.02
Non-GAAP adjusted net loss	$(0.04)	$(0.09)	$(0.20)	$(0.15)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(1,306)	$(1,569)	$(4,397)	$(2,893)
Provision for income tax	24	21	80	110
Interest expense, net	190	59	524	194
Amortization of intangible assets	157	118	498	390
Depreciation	333	295	980	836
EBITDA	(602)	(1,076)	(2,315)	(1,363)
Other amortization	132	122	375	201
Stock-based compensation	134	55	301	334
Adjusted EBITDA	$(336)	$(899)	$(1,639)	$(828)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.06)	$(0.10)	$(0.23)	$(0.19)
Provision for income tax	-	-	-	0.01
Interest expense, net	0.01	-	0.03	0.01
Amortization of intangible assets	0.01	0.01	0.02	0.02
Depreciation	0.02	0.02	0.05	0.06
Other amortization	-	0.01	0.03	0.01
Stock-based compensation	0.01	-	0.01	0.02
Adjusted EBITDA	$(0.01)	$(0.06)	$(0.09)	$(0.06)